UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

DESTINATION MATERNITY CORPORATION

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ISS Joins Fellow Proxy Advisory Firm Glass Lewis in Recommending Destination Maternity

Stockholders Vote on the Company’s White Proxy Card

ISS Recommends that Stockholders DO NOT VOTE on the Gold Proxy Card for any Nominee of the

Miller Group

Report Details Risks Associated with Electing Dissident Group Slate, Cautions Against Giving the Miller

Group Control of the Company

Company Urges Stockholders to Vote “FOR” Barry Erdos, Melissa Payner-Gregor, Peter Longo

and Pierre-André Mestre on the WHITE Proxy Card

MOORESTOWN, N.J., May 11, 2018 — Destination Maternity Corporation (NASDAQ: DEST), the world’s leading maternity apparel retailer, today issued the following statement in response to a May 10, 2018 report from Institutional Stockholder Services (“ISS”) relating to the election of directors to Destination’s Board of Directors at the Company’s May 23rd, 2018 Annual Meeting of Stockholders. The Board urges Destination’s stockholders to vote on the WHITE proxy card “FOR” the Company’s highly qualified slate of nominees: Barry Erdos, Melissa Payner-Gregor, Peter Longo and Pierre-André Mestre.

“We appreciate and share ISS’s concerns about handing over control of your Company to the dissident Miller Group, including the significant risks inherent in such a change. Furthermore, while we strongly disagree with ISS’s refusal to recommend the full slate of Destination’s highly qualified, experienced and engaged Director nominees, we are pleased that ISS recommends voting the WHITE proxy card and recognizes the importance of Peter Longo’s and Pierre-André Mestre’s continued Board membership to Destination’s future growth plans and continued success. We are confident stockholders will reach the conclusion that all of Destination’s nominees, including Mr. Erdos, the Chairman of the Board, and Ms. Payner-Gregor, Destination’s interim CEO, are the most qualified individuals to continue to execute the Company’s ongoing initiatives.”

In its report, ISS said:

•	The company’s recent results are showing some positive signs.

•	Recent improvements in sales… may give shareholders hope that improvement is finally occurring.

•	…the board’s refreshment [by the addition of Mr. Longo and Mr. Mestre] does appear appropriate.

•	…the dissident’s failure to disclose a sufficiently detailed business plan, along with the fact that none of the dissident’s nominees have previously served on public company boards, raises some concern regarding a complete replacement of the board.

•	…the dissident has not presented a strong enough business plan to justify election of a majority slate, which could bring additional risk to shareholders.

•	If the dissident nominees were to gain control of the board, shareholders could face business risks, as well as risks associated with a potentially suboptimal transaction. Twice so far in 2018, the company has rejected offers made by the dissident—at discounts to where the stock was trading—which could have resulted in the dissident owning at least 49.9 percent of DEST shares. Shareholders may be concerned that a dissident-controlled board might be more agreeable to such a transaction.

“We believe the four nominees put forth by a dissident group of stockholders led by the Miller Group would not be additive to your Board and lack the decades of corporate leadership and board experience in the retail and apparel industry currently represented in Destination’s Boardroom. We strongly urge stockholders to reject the Gold proxy card, reject the Miller Group’s efforts to gain control of your Company, and reject the Miller Group’s efforts to replace the Company’s entire Board with unproven, untested and less qualified individuals.”

With the Annual Meeting rapidly approaching, Destination urges stockholders to protect the value of their investment by voting “FOR” ALL of the Company’s highly-qualified director nominees on the WHITE proxy card: Barry Erdos, Melissa Payner-Gregor, Peter Longo and Pierre-André Mestre.

Stockholders can vote by telephone, online or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of the Company’s proxy materials,

please contact Okapi Partners at the phone numbers or email listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

+ 1 (212) 297-0720 (Main)

+ 1 (855) 208-8903 (Toll-Free)

Email: info@okapipartners.com

About Destination Maternity

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. As of February 3, 2018 Destination Maternity operates 1,124 retail locations in the United States, Canada and Puerto Rico, including 487 stores, predominantly under the trade names Motherhood Maternity®, A Pea in the Pod® and Destination Maternity®, and 637 leased department locations. The Company also sells merchandise on the web primarily through its brand-specific websites, motherhood.com and apeainthepod.com, as well as through its destinationmaternity.com website. Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea, Mexico, Israel and India. As of February 3, 2018 Destination Maternity has 188 international franchised locations, including 15 standalone stores operated under one of the Company’s nameplates and 173 shop-in-shop locations.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this news release or made from time to time by management of the Company, including those regarding real estate opportunities, sales, additional borrowing capacity, expected SG&A savings and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, could affect the Company’s ability to realize such savings and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully manage our real estate relationships, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), availability of suitable store locations, our ability to develop and source merchandise and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this news release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this letter. The Company assumes no obligation to update or revise the information contained in this letter (whether as a result of new information, future events or otherwise), except as required by applicable law.

Important Additional Information

Destination Maternity, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Destination Maternity stockholders in connection with the matters to be considered at Destination Maternity’s 2018 Annual Meeting to be held on May 23, 2018. On April 23, 2018, Destination Maternity filed a definitive proxy statement (the “Proxy Statement”) and form of White proxy card with the SEC in connection with any such solicitation of proxies from Destination Maternity stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2018 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with Destination Maternity’s 2018 Annual Meeting. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Destination Maternity with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at http://investor.destinationmaternity.com.